Exhibit 99.1

PRESS RELEASE

Motorsport Games to Increase its Ownership Interest in 704 Games

On Per Share Basis, Not Meaningful This Year, Then Accretive

MIAMI, FL — March 12, 2021 — Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games”), a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world, announced today that it has entered into an agreement with PlayFast Games, LLC, a minority stockholder in 704Games Company, to acquire PlayFast Games LLC’s entire ownership in 704Games Company.

While expected to be accretive in future years to the net (loss) income per share of Motorsport Games on a per share basis, the transaction is not expected to have any meaningful per share impact to Motorsport Games this year. However, beginning in 2022, the transaction is expected to be accretive to the net (loss) income per share of Motorsport Games.

The transaction will also completely settle and release, without admitting fault or liability by any party, all claims that PlayFast, as a minority stockholder of 704Games, could allege or assert against Motorsport Games.

Details of the transaction include:

●	Motorsport Games intends to acquire the 30,903 shares of common stock of 704Games owned by PlayFast, which represents approximately 7.6% of the outstanding common stock of 704Games, in exchange for

○	366,541 newly issued shares of Class A common stock of Motorsport Games (representing approximately 3.4% of the currently outstanding shares); and
○	cash in an amount to be determined based on the share price of Motorsport Games over the last ten trading days of this month.

●	The total transaction with PlayFast for cash and shares is valued at approximately $10.75 million, based on the closing price on Thursday, March 11, 2021.
●	The transaction is subject to customary conditions to closing and is expected to be completed on April 1, 2021.
●	Upon closing of the transaction, Motorsport Games would increase its ownership interest in 704Games from approximately 82.2% to 89.9%.

Brian France, the former CEO and Chairman of NASCAR and one of the principal investors in PlayFast commented as following: “As an investor in 704Games prior to Motorsport Games acquiring over 50% of 704Games in 2018, it is evident to me that Motorsport Games’ involvement has substantially improved all aspects of 704Games. Without a doubt, they have added substantial strategic and financial value to help our NASCAR gaming and esport franchise flourish. My decision today to become a long-term strategic investor in Motorsport Games has purpose not only in helping them scale NASCAR gaming and esport business, but also in expanding all of Motorsport Games’ official franchises and licenses. As a motorsport industry insider, I know well what it takes to generate shareholder value in this ever-changing industry, particularly in the high growth esport segment. I am delighted to become an investor in Motorsport Games.”

PRESS RELEASE

Motorsport Games Offers Per Share Consideration to Ascend FS, Inc.

As part of its agreement with PlayFast, Motorsport Games is offering the same per share consideration to Ascend FS, Inc., the other minority stockholder in 704 Games owning approximately 10.1% of 704Games, with a March 17, 2021 deadline for acceptance by Ascend. If Ascend accepts such terms and executes an agreement similar to the agreement with PlayFast, Motorsport Games would acquire all of the common stock of 704Games owned by all of the current minority stockholders of 704Games and 704Games would become a 100% owned subsidiary of Motorsport Games. Acquiring 100% of 704Games would also be expected to be accretive to the net (loss) income per share of Motorsport Games for 2022 and following years. For this year, acquiring 100% of 704Games would not be expected to have any meaningful impact on such per share amount. Additionally, acquiring 100% of 704Games would simplify the financial reporting of Motorsport Games going forward and would completely settle and release all claims that the current minority stockholders of 704Games could allege or assert against Motorsport Games.

For more information about Motorsport Games visit www.motorsportgames.com and follow our social media channels: Facebook, Twitter and LinkedIn.

About Motorsport Games:

Motorsport Games, a Motorsport Network company, combines innovative and engaging video games with exciting esports competitions and content for racing fans and gamers around the globe. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including NASCAR, 24 Hours of Le Mans and the British Touring Car Championship (“BTCC”). Motorsport Games is an award-winning esports partner of choice for 24 Hours of Le Mans, Formula E, BTCC, the FIA World Rallycross Championship and the eNASCAR Heat Pro League among others.

For more information about Motorsport Games visit: www.motorsportgames.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to whether Motorsport Games whether to Motorsport Games will be able to close the transactions contemplated in the agreement with PlayFast, whether all conditions precedent in such agreement will be satisfied, whether the closing of the transactions contemplated in the agreement with PlayFast will occur, whether Ascend will accept the terms offered by Motorsport Games and whether Motorsport Games will achieve its goals. Additional examples of such risks and uncertainties include, but are not limited to (i) Motorsport Games’ ability (or inability) to maintain existing, and secure additional, licenses and contracts with the sports series; (ii) Motorsport Games’ ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition on Motorsport Games’ business; (vi) the risk that changes in consumer behavior could adversely affect Motorsport Games’ business; (vii) Motorsport Games’ ability to protect its intellectual property; and (viii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent registration statement on Form S-1 and current reports on Form 8-K filed by Motorsport Games with the Securities and Exchange Commission. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games’ plans and expectations as of any subsequent date.

Investors:

Ashley DeSimone

Ashley.Desimone@icrinc.com

Press:

motorsportgames@astrskpr.com